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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-5456, 33-38590, 33-39374, 33-53763, 33-53899,
33-801767, 333-101767, 333-116466, 333-109359 and 333-110726) of CLARCOR Inc.
of our report dated February 7, 2005 relating to the financial statements, the financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

                                         /s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
February 7, 2005